Exhibit 99.1

NEWS BULLETIN	DDi Corp. 1220 Simon Circle Anaheim, CA 92806 NASDAQ: DDIC

For Further Information:

AT THE COMPANY: Sally Goff Chief Financial Officer (714) 688-7200	AT NMC Partners: Kathleen Buczko Media and Analysts (562) 366-1552 kbuczko@nmcpartners.com

DDi Corp. Announces Fourth Quarter 2007 Revenue;

Full Financial Results to be Announced on February 13, 2008

ANAHEIM, California, January 22, 2008 - DDi Corp. (NASDAQ: DDIC), a leading provider of technologically-advanced printed circuit board (“PCB”) engineering and manufacturing services, today reported revenue for its fourth quarter ended December 31, 2007.

Mikel Williams, Chief Executive Officer of DDi Corp., stated, “The Company’s fourth quarter 2007 net sales increased 4% sequentially and year over year to $45 million with expected adjusted EBITDA greater than 10 percent of net sales. In addition to our sequential growth, we have seen solid demand as we start 2008. We look forward to reporting our complete financial results on our conference call scheduled for February 13, 2008.”

The Company will issue its fourth quarter and full year 2007 financial results press release on Wednesday, February 13, 2008 after the market closes. A conference call with simultaneous webcast to discuss the financial results will be held that afternoon at 5:00 p.m. Eastern/2:00 p.m. Pacific Time.

About DDi

DDi is a leading provider of time-critical, technologically-advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer PCB engineering, fabrication and manufacturing services to leading electronics OEMs and contract manufacturers worldwide from its facilities across North America and with manufacturing partners in Asia.

Non-GAAP Financial Measures

This release includes ‘adjusted EBITDA’, a non-GAAP financial measure as defined in Regulation G of the Securities Exchange Act of 1934. Management believes that the disclosure of non-GAAP financial measures, when presented in conjunction with the corresponding GAAP measure, provides useful information to the Company, investors and other users of the financial statements and other financial information in identifying and understanding operating performance for a given level of net sales and business trends. Management believes that adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, non-cash compensation, restructuring related charges, and foreign currency gains or losses) is an important measure of the Company’s business because it reflects financial performance that is unencumbered by debt service and other non-cash, non-recurring or unusual items. This financial measure is commonly used in the Company’s industry. It is also used by the Company’s lenders to determine components of covenant compliance. However, adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles. The Company’s definition of adjusted EBITDA may differ from definitions of such financial measure used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding the Company’s assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. The Company cautions that while it makes such statements in good faith and it believes such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, it cannot assure you that the Company’s projections will be achieved. In addition to other factors and matters discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or its subsidiaries to differ materially from those discussed in forward-looking statements include changes in general economic conditions in the markets in which it may compete and fluctuations in demand in the electronics industry; the Company’s ability to sustain historical margins; increased competition; increased costs; loss or retirement of key members of management; increases in the Company’s cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

###